UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): March 20, 2008

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, Modine Manufacturing Company (the “Company” or “Modine”) issued a press release announcing that its President and Chief Executive Officer David B. Rayburn will be retiring from the Company and its Board of Directors, effective March 31, 2008.  The Company has named Thomas A. Burke, its Chief Operating Officer, to succeed Mr. Rayburn and Bradley C. Richardson, its Chief Financial Officer, to a newly promoted position.

Effective April 1, 2008, Mr. Burke will assume the role of President and Chief Executive Officer and Mr. Richardson will assume the newly created position of Executive Vice President - Corporate Strategy and Chief Financial Officer. Both Mr. Burke and Mr. Richardson will be appointed to the Company’s Board of Directors concurrent with the assumption of their respective new positions, which will increase the Board to ten members.  Messrs. Burke and Richardson are not expected to be appointed to any committees of the Board of Directors.  Information as to Mr. Burke’s, Mr. Richardson’s and Mr. Rayburn’s historical compensation and the terms of their employment with the Company is included under the caption “Executive Compensation” in the proxy statement dated June 18, 2007 related to the Company’s 2007 annual meeting of shareholders.  The Company expects to enter into a retirement agreement with Mr. Rayburn in connection with his retirement.

Mr. Burke, age 50, joined Modine in May 2005 as Executive Vice President, and was subsequently promoted to Executive Vice President and Chief Operating Officer in July 2006. Mr. Burke joined Modine from Visteon Corporation, a leading supplier of parts and systems to automobile manufacturers, in Dearborn, Michigan, where he held various positions over nine years including Vice President of North American Operations (2002 - May 2005) and Vice President, European and South American Operations (2001 - 2002).  Mr. Burke’s experience also includes 13 years with Ford Motor Company.

Mr. Richardson, age 49, joined Modine in May 2003 as Vice President, Finance and Chief Financial Officer, and was subsequently promoted to Executive Vice President, Finance and Chief Financial Officer in January 2006.  Mr. Richardson came to Modine from BP Amoco, now known as BP, where he spent over 20 years in various positions including Chief Financial Officer and Vice President of Performance Management and Control for BP’s Worldwide Exploration and Production division (2000-May 2003) and President of BP Venezuela (1999-2000).  He is a member of the Boards of Directors of Brady Corporation and Tronox Inc. (formerly Kerr McGee Chemicals).

Also effective April 1, 2008, Gary L. Neale, currently Lead Director and Chair of the Officer Nomination and Compensation Committee of Modine’s Board of Directors, has been named Non-Executive Chairman of the Company.  Mr. Neale has served on the Modine Board of Directors since 1977. Prior to his retirement in January 2007, Mr. Neale served as Chairman of NiSource, Inc. and, previous to that position, served as Chief Executive Officer and President at NiSource. Mr. Neale serves as a director of Chicago Bridge & Iron Company N.V.

Effective April 1, 2008, Modine director Marsha C. Williams will assume the role of Chairman of the Officer Nomination and Compensation Committee vacated by Mr. Neale. Ms. Williams currently serves as Senior Vice President, Chief Financial Officer with Orbitz Worldwide, Inc.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.R. Zakos
D.R. Zakos Vice President, General Counsel and Secretary

Date:  March 20, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 20, 2008.